EXHIBIT 5

Vorys, Sater, Seymour and Pease LLP
Suite 2100 * Atrium Two * 221 East Fourth Street * Cincinnati, Ohio 45201-0236
* Telephone (513) 723-4000 * Facsimile (513) 723-4056


Arthur I. Vorys       In Columbus               In Washington               In Cleveland                In Alexandria
1856-1933             52 East Gay Street        Eleventh Floor              2100 One Cleveland Center   277 South Washington Street
Lowry F.Sater         Post Office Box 1008      1828 L Street, NW           1375 East Ninth Street      Suite 310
1867-1935             Columbus, OH  43216-1008  Washington, DC  20036-5109  Cleveland, Ohio 44114-1724  Alexandria, Virginia 22314
Augustus T. Seymour
1873-1926             Telephone (614) 464-6400  Telephone (202) 467-8800    Telephone (216) 479-6100    Telephone (703) 837-6999
Edward L. Pease       Facsimile (614) 464-6340  Facsimile (202) 467-8900    Facsimile (216) 479-6060    Facsimile (703) 549-4492
1873-1924
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                                                               May 15, 2002

Board of Directors
First Federal Bancorp, Inc.
505 Market Street
Zanesville, Ohio  43701

Gentlemen:

      We have acted as special counsel for First Federal Bancorp, Inc., an Ohio Corporation (the "Company"), in connection with the proposed issuance and sale of the common shares of the Company, no par value (the "Common
Shares"), upon the exercise of options granted to purchase such Common
Shares pursuant to the First Federal Bancorp, Inc., 2002 Stock Option and
Incentive Plan as described in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about May 16, 2002
(the "Registration Statement"), for the purpose of registering 316,100
Common Shares reserved for issuance under the Plan pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      In connection with this opinion, we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation, (a) the Registration Statement; (b) the Company's
Articles of Incorporation, as certified by the Secretary of State of Ohio on May 3, 2002; (c) the Code of Regulations of the Company as certified by the President and the Treasurer of the Company on May 15, 2002; (d) the Certificate of Inspector of Election for the meeting of the shareholders of the Company held on February 21, 2002; (e) the minutes of the Board of Directors of the Company dated February 21, 2002; (f) a Certificate of Good
Standing with respect to the Company issued by the Secretary of State of Ohio dated May 2, 2002; (g) a Certificate of the President and Treasurer of the Company dated May 15, 2002; and (h) such other representations of the Company and its officers as we have deemed relevant.

      In our examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies and the authenticity of such originals of such latter documents. We have also assumed the due preparation of share certificates and compliance with applicable federal and state securities laws.

      Based solely upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the Common Shares shall have been issued by the Company upon the exercise of the options and payment therefor in full in the manner provided in the Plans and in the Registration Statement (when it becomes effective), such Common Shares issued upon the exercise of such options will be validly issued, fully paid and non-assessable.

      This opinion is limited to the federal laws of the United States and to the laws of the State of Ohio having effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

      We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to us in the Registration Statement.

                                    Very truly yours,

                                    /s/ Vorys, Sater, Seymour and Pease LLP

                                    VORYS, SATER, SEYMOUR AND PEASE LLP